

EXHIBIT 99.2

3Q13 Supplemental Information

HEALTHCARE REIT

3Q13 Supplemental Information

HEALTHCARE REIT

Table of Contents

Overview

(dollars in thousands, except per bed / unit / square foot)

Portfolio Composition[1]

	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot[2]
Seniors housing triple-net	12	374	$ 5,874,707	25.4%	$ 5,790,329	35,058	$ 165,164
Skilled nursing/post-acute	25	244	3,231,221	14.4%	3,283,483	31,431	104,468
Seniors housing operating	13	320	8,648,753	38.5%	8,851,582	35,645	260,044
Hospital	14	33	893,567	4.0%	894,694	2,076	430,970
Medical office	12	219	3,405,556	15.2%	3,496,361	14,149,719	251
Life science	15	7	324,643	1.5%	324,643	1,188,132	558
Total	14	1,197	$ 22,379,447	100.0%	$ 22,641,072		

NOI Performance[1]

	Same Store[3]				Total Portfolio		
	Properties	3Q12 Cash NOI	3Q13 Cash NOI	% Change	Properties	Annualized NOI[4]	% of Total
Seniors housing triple-net[5]	246	$ 72,142	$ 74,134	2.8%	374	$ 512,940	27.4%
Skilled nursing/post-acute[5]	228	75,154	77,431	3.0%	244	357,176	19.1%
Seniors housing operating	122	48,745	53,325	9.4%	320	619,628	33.1%
Hospitals[5]	24	19,085	19,517	2.3%	33	95,952	5.1%
Medical office	164	49,165	49,765	1.2%	219	255,552	13.7%
Life science	7	6,867	7,059	2.8%	7	30,660	1.6%
Total	791	$ 271,158	$ 281,231	3.7%	1,197	$ 1,871,908	100.0%

Portfolio Performance[1]

				Facility Revenue Mix			
Stable Portfolio[6]	Occupancy	EBITDAR Coverage[7]	EBITDARM Coverage[7]	Private Pay	Medicaid	Medicare	Other Government[8]
Seniors housing triple-net	88.4%	1.15x	1.33x	89.4%	5.8%	4.8%	0.0%
Skilled nursing/post-acute	87.5%	1.33x	1.72x	22.8%	48.3%	28.9%	0.0%
Seniors housing operating	90.2%	n/a	n/a	97.8%	0.1%	0.2%	1.9%
Hospital	64.9%	2.18x	2.50x	36.0%	11.6%	52.5%	0.0%
Medical office	94.1%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Life science	97.9%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		1.32x	1.60x	82.1%	9.5%	7.6%	0.8%

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) Excludes entrance fee portfolio. See page 27 for reconciliation.

(4) See page 26 for reconciliation.

(5) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(6) Data as of September 30, 2013 for seniors housing operating, medical office and life science and June 30, 2013 for remaining asset types. Excludes assets disposed of subsequent to June 30, 2013.

(7) Represents trailing twelve month coverage metrics.

(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands)

Investment Balance Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
Sunrise Senior Living	125	$ -	$ -	$ 4,070,100	$ -	$ -	$ 4,070,100	18.2%
Genesis HealthCare	177	58,977	2,603,219	-	-	-	2,662,196	11.9%
Revera	47	-	-	1,221,148	-	-	1,221,148	5.5%
Belmont Village	19	-	-	859,797	-	-	859,797	3.8%
Benchmark Senior Living	37	28,622	-	824,339	-	-	852,960	3.8%
Emeritus Senior Living	59	826,773	-	-	-	-	826,773	3.7%
Brandywine Senior Living	27	743,130	-	-	-	-	743,130	3.3%
Senior Lifestyle	34	719,800	-	-	-	-	719,800	3.2%
Brookdale Senior Living	87	301,006	-	319,839	-	-	620,845	2.8%
Chartwell Retirement Residences	42	-	-	471,901	-	-	471,901	2.1%
Remaining	543	2,996,400	628,001	1,082,629	893,567	3,730,199	9,330,797	41.7%
Total	**1,197**	**$ 5,674,707**	**$ 3,231,221**	**$ 8,849,753**	**$ 893,567**	**$ 3,730,199**	**$ 22,379,447**	**100.0%**

NOI Diversification[1,2]

	Total Properties	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
By Country:								
United States	1,060	$ 110,164	$ 89,271	$ 111,306	$ 22,625	$ 70,456	$ 403,822	87.3%
Canada	92	-	-	33,229	-	-	33,229	7.2%
United Kingdom	45	5,009	-	20,270	-	-	25,279	5.5%
Total	**1,197**	**$ 115,173**	**$ 89,271**	**$ 164,805**	**$ 22,625**	**$ 70,456**	**$ 462,330**	**100.0%**
By MSA:								
New York	58	$ 13,342	$ 5,988	$ 12,101	$ -	$ 1,124	$ 32,555	7.0%
Philadelphia	52	6,245	12,960	1,966	1,041	5,309	27,521	6.0%
Boston	41	808	5,194	7,721	-	7,664	21,387	4.6%
Los Angeles	33	226	-	11,751	-	1,927	13,904	3.0%
Greater London	17	851	-	12,688	-	-	13,539	2.9%
Seattle	24	3,090	-	7,008	-	3,299	13,397	2.9%
Dallas	39	2,174	-	2,999	765	6,391	12,329	2.7%
Houston	31	642	1,700	2,892	1,216	4,103	10,553	2.3%
Washington D.C.	25	1,332	4,667	4,031	-	272	10,302	2.2%
Chicago	25	3,196	271	4,537	324	858	9,186	2.0%
Riverside	9	275	-	389	5,838	1,187	7,689	1.7%
Toronto	17	-	-	7,536	-	-	7,536	1.6%
Milwaukee	17	1,973	-	-	738	4,137	6,848	1.5%
Atlanta	24	1,697	-	1,853	-	3,035	6,585	1.4%
Miami	31	2,439	449	-	-	3,529	6,417	1.4%
San Diego	9	-	-	4,766	628	-	5,394	1.2%
Providence	10	-	3,267	2,071	-	-	5,338	1.2%
Minneapolis	13	838	-	2,095	-	1,996	4,929	1.1%
Kansas City	13	1,453	226	2,407	-	767	4,853	1.0%
Indianapolis	8	3,142	-	-	-	1,505	4,647	1.0%
Remaining	701	71,450	54,549	75,994	12,075	23,353	237,421	51.3%
Total	**1,197**	**$ 115,173**	**$ 89,271**	**$ 164,805**	**$ 22,625**	**$ 70,456**	**$ 462,330**	**100.0%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Represents NOI including discontinued operations for the three months ended September 30, 2013, excluding other income totaling $1,443,000.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates 293 premium private pay seniors housing communities with over 26,850 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 9/30/2013, the HCN portfolio consisted of 125 private pay seniors housing facilities with an investment balance of $4.1 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 400 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also provides rehabilitation therapy to over 1,500 healthcare providers in 45 states. As of 9/30/2013, the HCN portfolio consisted of 177 facilities in 15 states with an investment balance of $2.7 billion.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 9/30/2013, the HCN portfolio consisted of 47 private pay seniors housing facilities located across five Canadian Provinces with an investment balance of $1.2 billion.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 9/30/2013, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $860 million.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 47 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 9/30/2013, the HCN portfolio consisted of 37 private pay seniors housing facilities in six states with an investment balance of $853 million.

Emeritus Senior Living (NYSE:ESC), located in Seattle, WA, is a publicly traded company that provides independent living, assisted living, memory care, skilled nursing, home health and rehab services. The company operates 516 seniors housing facilities in 45 states with the ability to serve approximately 54,000 residents. As of 9/30/2013, the HCN portfolio consisted of 59 private pay seniors housing facilities in 19 states with an investment balance of $827 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,400 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 9/30/2013, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $743 million.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 101 facilities in 21 states. As of 9/30/2013, the HCN portfolio consisted of 34 private pay seniors housing facilities in eight states with an investment balance of $720 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 650 seniors housing facilities in 36 states with the ability to serve approximately 67,000 residents. As of 9/30/2013, the HCN portfolio consisted of 87 seniors housing facilities in 19 states with an investment balance of $621 million.

Chartwell Retirement Residences (TSX:CSH), is a publicly traded company located in Mississauga, Ontario, that operates 226 facilities in North America, and is the largest seniors housing operator in Canada. As of 9/30/2013, the HCN portfolio consisted of 42 private pay seniors housing facilities located across four Canadian Provinces with an investment balance of $472 million.

Portfolio Performance - Triple-Net Payment Coverage Stratification[1]

	EBITDARM Coverage						EBITDAR Coverage					
% of total HCN NOI	Seniors Housing Triple-net	Skilled Nursing/ Post-Acute	Hospital	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Skilled Nursing/ Post-Acute	Hospital	Total	Weighted Average Maturity	Number of Leases
<0.85x							1.1%	0.0%		1.1%	7	3
0.85x-0.95x							0.2%	0.1%		0.3%	12	2
0.95x-1.05x	1.1%			1.1%	7	2	7.5%			7.5%	12	6
1.05x-1.15x	4.5%	0.0%		4.5%	11	5	1.6%	0.1%		1.7%	13	5
1.15x-1.25x	4.7%	0.1%		4.8%	14	6	3.2%			3.2%	10	5
1.25x-1.35x	0.5%			0.5%	11	3	0.4%	14.7%		15.1%	16	2
>1.35x	8.6%	18.3%	2.8%	29.7%	13	28	5.3%	3.5%	2.8%	11.7%	11	21
Total	**19.3%**	**18.4%**	**2.8%**	**40.5%**	**13**	**44**	**19.3%**	**18.4%**	**2.8%**	**40.5%**	**13**	**44**


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDARM Coverage


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDAR Coverage

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	Unit Types	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI	Current on Rent[2]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Skilled nursing/post-acute	AL / DEM / NF	1.09x	0.57x	0.0%	X	X	X	X	X
Seniors housing triple-net	IL / AL / NF	1.02x	0.71x	0.9%	X	X	X		X
Seniors housing triple-net	IL / AL / DEM / NF	0.92x	0.77x	0.1%	X	X	X	X	
Skilled nursing/post-acute	NF	1.21x	0.86x	0.1%	X	X	X		
Seniors housing triple-net	IL / AL / DEM	1.05x	0.90x	0.2%	X	X			

Entrance Fee Portfolio

Properties	Average Age	Investment Balance ($000s)	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
9	10	$ 425,302	985	72%	848	90%

Notes:

(1) Represents trailing twelve month coverage metrics as of June 30, 2013. Annualized NOI is detailed on pg. 26. Agreements included represent 82% of total seniors housing triple-net, skilled nursing/post-acute and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment. Excludes assets disposed of subsequent to June 30, 2013.

(2) Rent is current if < 90 days outstanding as of September 30, 2013.

(dollars in thousands)

Seniors Housing Operating[1]

Total Performance		3Q12		4Q12		1Q13		2Q13		3Q13
Properties		185		193		310		357		320
Average age (years)		13		13		11		14		13
Beds/Units		21,818		25,588		34,886		39,927		35,645
Investment balance	$	3,657,103	$	5,375,723	$	7,696,954	$	8,792,613	$	8,849,753
Total occupancy		88.9%		90.3%		88.7%		88.5%		89.1%
Total revenues[2]	$	197,525	$	228,655	$	379,885	$	425,196	$	490,849
Operating expenses	$	133,254	$	149,370	$	260,089	$	285,437	$	325,877
NOI	$	64,271	$	79,285	$	119,796	$	139,759	$	164,972
Total cap-ex/TI/LC	$	5,548	$	8,897	$	8,899	$	13,636	$	14,775

Same Store Performance[3]		3Q12		4Q12		1Q13		2Q13		3Q13
Properties		122		122		122		122		122
Occupancy		87.6%		89.0%		88.7%		88.2%		88.9%
Cash revenues	$	152,865	$	155,081	$	154,915	$	157,895	$	160,866
Cash operating expenses	$	104,120	$	104,303	$	105,439	$	105,422	$	107,541
Cash NOI	$	48,745	$	50,778	$	49,476	$	52,473	$	53,325
Year-over-year growth rate										9.4%

Secured Debt		Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance	$	1,746,382	4.6%	5.5
Unconsolidated principal balance (pro rata)	$	227,073	4.5%	2.9

Quality Indicators[4]		US Benchmark[5]		3Q13
% Located East & West Coast + Top 31 MSA[6]				91.0%
Revenue/Occupied Room/Month (REVPOR)	$	4,098	$	6,223[7]
Average Housing Value[8]		233,655		380,665

Ownership Diversification		Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$	4,070,100	125	9,895	99.9%
Revera		1,221,148	47	5,042	75.0%
Belmont Village		859,797	19	2,615	95.0%
Benchmark Senior Living		824,339	34	3,005	95.0%
Chartwell Retirement Residences		471,901	42	8,173	54.0%
Senior Star Living		418,823	10	1,977	90.0%
Merrill Gardens		408,018	10	1,428	80.0%
Brookdale Senior Living		319,839	13	1,798	80.0%
Silverado Senior Living		257,788	20	1,712	95.2%
Total	$	8,849,753	320	35,645	90.8%

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Includes interest income of $6,208,000 and $757,000 related to Sunrise Loan in 4Q12 and 1Q13, respectively.

(3) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. Unconsolidated properties reported at HCN's ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.01.

(4) U.S. properties only.

(5) Source: ASHA (American Seniors Housing Association).

(6) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(7) See page 26 for reconciliation.

(8) HCN average housing values based on a five mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

(dollars in thousands)

Medical Office Buildings

Portfolio Composition	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	167	11,841,995	$ 3,004,618	$ 85,854	$ 28,152	$ 57,702	12	94.7%
Unaffiliated	23	925,502	234,605	6,306	2,694	3,612	16	86.6%
Subtotal	190	12,767,497	3,239,223	92,160	30,846	61,314	12	94.1%
Equity investment[1]	6	405,414	42,491	1,224	312	912		
Discontinued operations	6	80,395	2,141	236	68	168		
Development	8	614,868	51,880	-	-	-		
Loans	5	281,527	48,634	848	-	848		
Land	4	-	21,187	-	-	-		
Total	219	14,149,718	$ 3,405,556	$ 94,468	$ 31,226	$ 63,240		

Total Performance[2]	3Q12	4Q12	1Q13	2Q13	3Q13
Properties	173	186	187	188	190
Square feet	11,372,440	12,401,402	12,541,965	12,578,440	12,767,497
Investment balance	$ 2,939,147	$ 3,197,121	$ 3,224,011	$ 3,208,935	$ 3,239,223
Occupancy	94.2%	94.4%	94.4%	94.4%	94.1%
Total revenue	$ 80,299	$ 84,188	$ 91,672	$ 91,895	$ 92,160
Operating expenses	$ 25,571	$ 26,634	$ 28,764	$ 29,529	$ 30,846
NOI from continuing operations	$ 54,728	$ 57,554	$ 62,908	$ 62,368	$ 61,314
Total cap-ex/TI/LC	$ 3,797	$ 7,700	$ 3,382	$ 2,618	$ 4,309
Revenues per square foot[3]	$ 28.24	$ 27.16	$ 29.24	$ 29.22	$ 28.87
NOI per square foot[3]	$ 19.25	$ 18.57	$ 20.06	$ 19.83	$ 19.21
Retained (square feet)[4]	548,183	652,857	619,397	668,229	678,587
Expired (square feet)[4]	678,893	809,127	786,290	837,657	894,412
Retention rate[4]	80.7%	80.7%	78.8%	79.8%	75.9%

Same Store Performance[2]	3Q12	4Q12	1Q13	2Q13	3Q13
Properties	164	164	164	164	164
Square feet	10,704,858	10,704,858	10,724,588	10,724,588	10,724,588
Investment balance	$ 2,890,275	$ 2,890,512	$ 2,891,471	$ 2,888,926	$ 2,893,138
Occupancy	94.5%	94.5%	94.6%	94.6%	94.2%
Cash revenues	$ 72,574	$ 72,281	$ 73,160	$ 72,454	$ 73,594
Cash operating expenses	$ 23,409	$ 22,367	$ 22,995	$ 22,344	$ 23,829
Cash NOI	$ 49,165	$ 49,914	$ 50,165	$ 50,110	$ 49,765
Year-over-year growth rate					1.2%

Expirations	2013	2014	2015	2016	2017	Thereafter
Square feet	106,148	640,387	707,332	801,814	1,125,709	9,368,107
% of portfolio	0.8%	5.0%	5.5%	6.3%	8.8%	73.6%

Notes:

(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, discontinued operations and development properties.

(3) Annualized.

(4) Amounts represent trailing twelve months from the indicated quarter end.

(dollars in thousands, except per square foot)

Medical Office Buildings - Portfolio Diversification

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	11.3%
Virtua	547,035	4.3%
Kelsey-Seybold	541,140	4.2%
Texas Health Resources	384,701	2.9%
Northside Hospital	304,284	2.4%
Remaining Portfolio	9,568,769	74.9%
Total	**12,787,497**	**100.0%**

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	42	2,684,723	19.0%	$ 730,084	$ 272
Florida	35	1,597,600	11.3%	430,883	270
Wisconsin	18	1,441,588	10.2%	272,529	189
New Jersey	7	880,581	6.2%	241,944	275
California	10	687,130	4.9%	194,333	283
Georgia	11	900,531	6.4%	184,313	205
Washington	6	498,468	3.5%	194,259	389
Minnesota	7	565,480	4.0%	160,691	284
Missouri	5	397,700	2.8%	122,167	307
Indiana	5	419,969	3.0%	112,738	268
Remaining Portfolio	73	4,075,949	28.8%	882,839	221
Total	**219**	**14,149,719**	**100.0%**	**$ 3,496,361**	**$ 251**

Notes:

(1) Excludes equity investments, development, loan properties, and discontinued operations.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Life Science Buildings

Total Performance	3Q12	4Q12	1Q13	2Q13	3Q13
Properties	7	7	7	7	7
Average age (years)	14	14	14	15	15
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,132
Investment balance	$ 333,212	$ 331,889	$ 328,629	$ 326,958	$ 324,643
Occupancy	97.8%	97.9%	97.9%	97.9%	97.9%
Total revenues	$ 10,918	$ 11,059	$ 11,408	$ 10,890	$ 11,242
Operating expenses	$ 3,356	$ 3,462	$ 4,032	$ 3,777	$ 3,577
NOI[1]	$ 7,562	$ 7,597	$ 7,376	$ 7,113	$ 7,665
Total cap-ex/TI/LC	$ 1,372	$ 793	$ 515	$ 136	$ 7

Same Store Performance	3Q12	4Q12	1Q13	2Q13	3Q13
Properties	7	7	7	7	7
Cash revenues	$ 10,207	$ 10,440	$ 10,934	$ 10,428	$ 10,621
Cash operating expenses	$ 3,340	$ 3,447	$ 4,016	$ 3,761	$ 3,562
Cash NOI	$ 6,867	$ 6,993	$ 6,918	$ 6,667	$ 7,059
Year-over-year growth rate					2.8%

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 157,013	4.9%	3.3

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Vertex	145,275	12.2%
Ariad Pharmaceuticals	128,509	10.8%
Brigham and Women's Hospital	125,098	10.5%
Novartis	70,475	5.9%
Genzyme	58,853	4.9%
Remaining portfolio	34,990	3.1%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $620,000 and non-cash expense of $16,000 for the three months ended September 30, 2013.
(2) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands)

Development Activity

	Projects	Beds / Units / Square Feet		CIP Balance at 12/31/12		2013 YTD Funding		2013 YTD Conversions		CIP Balance at 9/30/13
Development Properties										
Seniors housing triple-net	12	944	$	36,452	$	60,502	$	(47,234)	$	49,720
Skilled nursing/post-acute	7	884		70,964		35,624		(58,031)		48,557
Medical office	11	827,525		46,604		83,935		(78,839)		51,700
Sub-total	**30**		**$**	**154,020**	**$**	**180,061**	**$**	**(184,104)**	**$**	**149,977**
Expansion Projects										
Seniors housing triple-net	11	161	$	8,639	$	7,825	$	(14,229)	$	2,235
Seniors housing operating	1	13		-		1,521		-		1,521
Hospital	1	16		326		3,947		-		4,273
Sub-total	**13**		**$**	**8,965**	**$**	**13,293**	**$**	**(14,229)**	**$**	**8,029**
Total	**43**		**$**	**162,985**	**$**	**193,354**	**$**	**(198,333)**	**$**	**158,006**

Development Funding Projections[1]

Development Properties	Projects	Beds / Units / Square Feet	Projected Yields[2]		Projected Future Funding: 2013 Funding		Projected Future Funding: 2014+ Funding		Projected Future Funding: Total Unfunded Commitments		Committed Balances
Seniors housing triple-net	9	723	8.4%	$	28,236	$	71,259	$	99,495	$	149,215
Skilled nursing/post-acute	4	488	9.5%		14,659		37,584		52,243		100,800
Medical office	8	614,885	8.1%		49,061		41,743		90,804		142,504
Total	**21**		**8.6%**	**$**	**91,956**	**$**	**150,586**	**$**	**242,542**	**$**	**392,519**

Development Project Conversion Estimates[1]

Quarterly Conversions

		Amount	Projected Yields[2]
1Q13 actual	$	127,853	8.7%
2Q13 actual		9,691	7.5%
3Q13 actual		46,560	8.2%
4Q13 estimate		101,835	8.5%
1Q14 estimate		37,632	8.2%
2Q14 estimate		76,575	9.0%
3Q14 estimate		49,987	8.3%
4Q14 estimate		48,030	8.8%
1Q15 estimate		78,460	8.4%
Total	**$**	**576,623**	**8.5%**

Annual Conversions

		Amount	Projected Yields[2]
2013 estimate	$	285,939	8.5%
2014 estimate		212,224	8.7%
2015 estimate		78,460	8.4%
2016 estimate		-	0.0%
2017 + estimate		-	0.0%
Total	**$**	**576,623**	**8.5%**

Notes:

(1) Excludes expansion projects.

(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

(dollars in thousands)

Development Projects Summary[1]

Seniors Housing Triple-Net

	Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 9/30/13	Estimated Conversion
Naperville, IL	90	-	-	90	-	$ 14,400	$ 10,195	4Q13
Brookfield, WI	90	-	-	90	-	14,400	12,629	4Q13
The Villages, FL	45	-	-	45	-	8,650	5,423	4Q13
Rockwall, TX	74	-	51	23	-	10,350	4,059	1Q14
Grapevine, TX	74	-	51	23	-	10,625	3,878	2Q14
Burleson, TX	106	-	82	24	-	13,900	4,615	3Q14
Upper Providence, PA	96	-	74	22	-	29,030	4,758	4Q14
Mahwah, NJ	96	-	69	27	-	29,045	1,831	1Q15
Haddonfield, NJ	52	-	26	26	-	18,815	2,332	1Q15
Subtotal	**723**	-	**353**	**370**	-	**$ 149,215**	**$ 49,720**	

Skilled Nursing/Post-Acute

	Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 9/30/13	Estimated Conversion
Moorestown, NJ	124	-	-	-	124	31,500	21,436	2Q14
Gambrills, MD	110	-	-	-	110	19,700	12,502	2Q14
Frederick, MD	130	-	-	-	130	19,000	5,498	4Q14
Piscataway, NJ	124	-	-	-	124	30,600	9,121	1Q15
Subtotal	**488**	-	-	-	**488**	**$ 100,800**	**$ 48,557**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount	Balance at 9/30/13	Estimated Conversion
Pearland, TX	54,713	100%	Yes	13,115	9,683	4Q13
Cincinnati, OH	93,620	91%	Yes	15,581	10,227	4Q13
Moline, IL	46,654	80%	Yes	8,744	5,383	4Q13
Pendleton, OR	50,839	80%	Yes	10,482	6,481	4Q13
Lenexa, KS	75,126	93%	Yes	16,463	5,445	4Q13
Coon Rapids, MN	115,363	80%	Yes	27,282	8,147	1Q14
Clear Lake, TX	54,713	100%	Yes	14,750	2,516	2Q14
Burneville, MN	123,857	73%	Yes	36,087	3,818	3Q14
Subtotal	**614,885**	**85%**		**$ 142,504**	**$ 51,700**	
Total Development Projects				**$ 392,519**	**$ 149,977**	

Notes:

(1) Excludes expansion projects.

(dollars in thousands)

Unstabilized Properties[1]

	6/30/13 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	9/30/13 Properties
Seniors housing triple-net	32	(4)	2	5	35
Skilled nursing/post-acute	6	(2)	0	0	4
Hospital	1	0	0	0	1
Total	**39**	**(6)**	**2**	**5**	**40**

	9/30/13 Properties	Beds / Units		Investment Balance	% of Total Investment
Seniors housing triple-net	35	4,250	$	838,877	3.7%
Skilled nursing/post-acute	4	470		66,492	0.3%
Hospital	1	108		199,023	1.0%
Total	**40**	**4,828**	**$**	**1,104,392**	**5.0%**

Occupancy

	6/30/13 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	9/30/13 Properties
0% - 50%	8	0	2	2	(2)	10
50% - 70%	11	(2)	0	0	(1)	8
70% +	20	(4)	0	3	3	22
Total	**39**	**(6)**	**2**	**5**	**0**	**40**

	9/30/13 Properties	Months in Operation		Revenues	% of Total Revenues[2]		Investment Balance	% of Total Investment
0% - 50%	10	10	$	19,899	0.6%	$	235,672	1.1%
50% - 70%	8	19		10,445	0.3%		151,240	0.7%
70% +	22	23		59,536	1.8%		717,479	3.2%
Total	**40**	**19**	**$**	**89,880**	**2.7%**	**$**	**1,104,392**	**5.0%**

Notes:

(1) Includes entrance fee properties.

(2) Includes revenues annualized from amounts presented on page 26.

Investment

(dollars in millions)

Relationship Investment History



$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
Existing relationships
New relationships

Gross Investments

	2010	2011	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	Quarterly Average
Existing	$ 1,542	$ 1,896	$ 647	$ 602	$ 577	$ 1,917	$ 2,621	$ 113	$ 1,001	$ 780
New	1,609	4,091	106	547	409	126	-	1,349	215	604
Total	$ 3,151	$ 5,986	$ 753	$ 1,149	$ 986	$ 2,043	$ 2,621	$ 1,462	$ 1,216	$ 1,384
% Existing	49%	32%	86%	52%	59%	94%	100%	8%	82%	56%

(dollars in thousands, except per bed / unit / square foot)

Gross Investment Activity

	Third Quarter 2013							
	Properties	Beds / Units / Square Feet			Amount		Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions								
Seniors housing triple-net	14	940	units	$	212,061	$	225,597	7.0%
Seniors housing operating[1]	49	4,025	units		751,608		186,735	8.2%
Hospital	6	491	beds		95,205		193,900	9.5%
Medical office	1	128,408	sf		49,500		385	6.9%
Total acquisitions	**70**			**$**	**1,108,374**			**8.0%**
Construction in Progress								
Development projects:								
Seniors housing triple-net	11	898	units	$	25,770			
Skilled nursing/post-acute	4	488	beds		17,189			
Medical office	9	682,343	sf		24,980			
Total development projects	**24**			$	**67,939**			
Expansion projects:								
Seniors housing triple-net	10	102	units		2,195			
Seniors housing operating	1	13	units		1,049			
Hospital	1	16	beds		1,976			
Total expansion projects	**12**			$	**5,220**			
Total construction in progress	**36**				**73,159**			
Capital improvements to existing properties					10,146			7.5%
Loan advances					24,265			7.8%
Gross investments				**$**	**1,215,944**			

Notes:

(1) Sunrise JV buyouts in which HCN acquired a minority position in January and increased to a 100% ownership position in July are shown as acquisitions at the incremental amount.

(dollars in thousands, except per bed / unit / square foot)

Gross Investment Activity

	Year-to-Date through 3Q 2013				
	Properties	Beds / Units / Square Feet	Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions					
Seniors housing triple-net	16	1,091 units	$ 268,697	$ 246,285	7.0%
Seniors housing operating[1]	159	14,302 units	4,540,331	317,461	6.6%
Hospital	6	491 beds	95,205	193,900	9.5%
Medical office	1	128,408 sf	49,500	385	6.9%
Total acquisitions	**182**		**$ 4,953,733**		**6.7%**
Construction in Progress					
Development projects:					
Seniors housing triple-net	12	944 units	$ 60,502		
Skilled nursing/post-acute	7	884 beds	35,624		
Medical office	11	827,525 sf	83,935		
Total development projects	**30**		**180,061**		
Expansion projects:					
Seniors housing triple-net	11	181 units	$ 7,825		
Seniors housing operating	1	13 units	1,521		
Hospital	1	16 beds	3,947		
Total expansion projects	**13**		**$ 13,293**		
Total construction in progress	**43**		**193,354**		
Investments in unconsolidated joint ventures[1]			45,486		5.9%
Capital improvements to existing properties			29,183		8.0%
Loan advances			77,336		8.1%
Gross investments			**$ 5,299,092**		

Notes:

(1) Sunrise JV buyouts in which HCN acquired a minority position in January and increased to a 100% ownership position in July are shown on a year-to-date basis as part of acquisitions.

(dollars in thousands)

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions	Yield
Jul	$ 963,669	8.0%	$ 4,968	8.5%	$ 28,012	8.0%	$ 20,118	7.6%
Aug	-	0.0%	10,617	7.4%	8,612	8.3%	48,570	0.0%
Sep	144,705	8.8%	8,700	8.0%	16,010	8.5%	24,945	6.0%
Total	**$ 1,108,374**	**8.0%**	**$ 24,285**	**7.8%**	**$ 52,634**	**8.2%**	**$ 93,633**	**3.2%**

Disposition Activity

	Third Quarter 2013		Year-to-Date through 3Q 2013	
	Amount	% of Total	Amount	% of Total
Seniors housing triple-net	$ -	0.0%	$ 114,108	28.0%
Skilled nursing/post-acute	5,626	6.0%	24,542	6.0%
Hospital	38,609	41.2%	38,609	9.5%
Medical office	27,452	29.3%	163,236	40.1%
Real property dispositions	**$ 71,687**	**76.6%**	**$ 340,495**	**83.7%**
Real estate loans receivable	21,946	23.4%	68,414	16.3%
Total	**$ 93,633**	**100.0%**	**$ 408,909**	**100.0%**

Discontinued Operations

	Third Quarter		Year-to-Date through 3Q 2013	
	2013	2012	2013	2012
Revenues				
Rental income	$ 810	$ 20,747	$ 5,972	$ 70,166
Expenses				
Interest expense	12	4,328	1,535	15,504
Property operating expenses	68	281	346	1,469
Depreciation and amortization	313	5,014	1,879	19,899
Total expenses	393	9,623	3,760	36,872
Income/(loss) from discontinued operations, net	**$ 417**	**$ 11,124**	**$ 2,212**	**$ 33,294**

(in thousands)

Components of NAV

		Total
Adjusted Annualized Cash NOI[1,2]		
Seniors housing operating	$	579,929
Seniors housing triple-net		487,072
Skilled nursing /post-acute triple-net		329,492
Medical office		240,000
Hospitals		95,004
Life science		28,179
Total	$	1,759,676
Obligations		
Lines of credit	$	847,670
Senior unsecured notes[3]		6,418,190
Secured debt[1,3]		3,249,643
Capital lease obligations		84,069
Total Debt		10,599,572
Add (Subtract):		
Other liabilities (assets), net[4]		(1,578)
Cash and cash equivalents		(164,836)
Preferred stock		1,022,917
Net Obligations	$	11,456,075
Other Assets		
Land parcels	$	47,545
Development properties:[5]		
Current balance	$	149,977
Unfunded commitments		242,542
Committed balances	$	392,519
Avg. projected yield		8.6%
Diluted Shares Outstanding		288,029

Notes:

(1) At HCN proportional ownership for unconsolidated entities and noncontrolling interests.

(2) See page 26 for reconciliation.

(3) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) Includes liabilities and assets that impact cash or NOI and excludes non-cash items such as intangibles, derivatives, unearned revenues, straight-line rent, and deferred taxes.

(5) See page 9.

(dollars in thousands)

Net Operating Income[1]

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Seniors housing triple-net revenues:				
Seniors housing rental income	$ 111,908	$ 98,964	$ 312,310	$ 277,858
Skilled nursing/post-acute rental income	87,501	93,448	263,288	279,759
Sub-total triple-net rental income	199,409	192,412	575,598	557,617
Interest income	5,035	6,115	16,311	17,977
Other income	778	662	1,183	2,511
Total seniors housing triple-net revenues	205,222	199,189	593,092	578,105
Seniors housing operating revenues:				
Resident fees and service	490,782	197,525	1,295,106	538,140
Interest income	-	-	757	-
Other income	167	-	169	-
Total seniors housing operating revenues	490,949	197,525	1,296,032	538,140
Medical facilities revenues:				
Medical office rental income	93,172	85,845	280,263	241,885
Hospital rental income	21,185	21,584	63,407	63,913
Life science rental income	11,242	10,918	33,541	32,695
Sub-total medical facilities rental income[2]	125,599	118,347	377,211	338,493
Interest income	2,594	1,995	7,257	6,154
Other income	466	400	1,539	1,482
Total medical facilities revenues	128,659	120,742	386,007	346,129
Non-segment/corporate other income	32	277	277	512
Total revenues	824,862	517,733	2,275,408	1,462,886
Property operating expenses:				
Seniors housing operating	325,977	133,254	871,504	380,770
Medical facilities[2]	35,112	29,982	102,564	64,893
Total property operating expenses	361,089	163,236	974,068	445,663
Net operating income:				
Seniors housing triple-net	205,222	199,189	593,092	578,105
Seniors housing operating	164,972	64,271	424,528	175,370
Medical facilities	93,547	90,760	283,443	261,236
Non-segment/corporate	32	277	277	512
Net operating income	$ 463,773	$ 354,497	$ 1,301,340	$ 1,015,223

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24. Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 5, 6, and 8 for more information.

(2) The three months ended September 30, 2013 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Hospital	$ 574
Medical office	236
Total	$ 810
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 4,006
Skilled nursing/post-acute	6,921
Hospital	193
Medical office	3,620
Life science	620
Total	$ 15,360
Property operating expenses from discontinued operations:	
Medical office	$ 68

(dollars in thousands)

Leverage and EBITDA Reconciliations(1)

	Twelve Months Ended September 30, 2013		Three Months Ended September 30, 2013	
Net income	$	219,590	$	33,605
Interest expense[2]		434,693		116,542
Income tax expense (benefit)		10,913		3,077
Depreciation and amortization[2]		770,922		242,981
Stock-based compensation		18,971		3,956
Loss (gain) on extinguishment of debt		(5,942)		(4,088)
EBITDA	**$**	**1,449,147**	**$**	**396,093**
Transaction costs		136,781		23,591
Loss / (gain) on sales of properties		(111,704)		(4,707)
Loss / (gain) on derivatives		4,352		4,872
Timing adjustments[3]		16,816		4,204
Adjustments		**46,245**		**27,960**
Adjusted EBITDA	**$**	**1,495,392**	**$**	**424,053**
Interest Coverage Ratios				
Interest expense[2]	$	434,693	$	116,542
Capitalized interest		7,382		1,708
Non-cash interest expense		(6,392)		951
Total interest	**$**	**435,663**	**$**	**119,199**
EBITDA	$	1,449,147	$	396,093
Interest coverage ratio[4]		**3.33x**		**3.32x**
Adjusted EBITDA	$	**1,495,392**	$	**424,053**
Adjusted interest coverage ratio		**3.43x**		**3.56x**
Fixed Charge Coverage Ratios				
Total interest[2]	$	435,663	$	119,199
Secured debt principal amortization		50,210		15,297
Preferred dividends		66,408		16,602
Total fixed charges	**$**	**552,281**	**$**	**151,098**
EBITDA	$	1,449,147	$	396,093
Fixed charge coverage ratio[5]		**2.62x**		**2.62x**
Adjusted EBITDA	$	**1,495,392**	$	**424,053**
Adjusted Fixed charge coverage ratio		**2.71x**		**2.81x**
Net Debt to EBITDA Ratios				
Total debt			$	10,443,239
Less: cash and cash equivalents[6]				(164,838)
Net debt			**$**	**10,278,401**
EBITDA Annualized				1,584,372
Net debt to EBITDA ratio				**6.49x**
Adjusted EBITDA Annualized			$	1,696,212
Net debt to Adjusted EBITDA ratio				**6.06x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) Represents timing adjustments for current quarter acquisitions, dispositions, construction conversions and segment transitions. See page 26.

(4) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(5) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.
(6) Includes IRC section 1031 deposits.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	847,670	3.8%
Long-term debt obligations[1]		9,595,569	42.9%
Debt to consolidated book capitalization[2]		**10,443,239**	**46.7%**
Total equity		11,914,419	53.3%
Consolidated book capitalization	$	**22,357,658**	**100.0%**
HCN share of unconsolidated joint venture debt		410,118	
Total book capitalization	$	**22,767,776**	
Undepreciated Book Capitalization			
Lines of credit	$	847,670	3.5%
Long-term debt obligations[1]		9,595,569	39.1%
Debt to consolidated undepreciated book capitalization		**10,443,239**	**42.6%**
Accumulated depreciation and amortization		2,168,334	8.8%
Total equity		11,914,419	48.6%
Consolidated undepreciated book capitalization	$	**24,525,992**	**100.0%**
HCN share of unconsolidated joint venture debt		410,118	
Total undepreciated book capitalization	$	**24,936,110**	
Enterprise Value			
Lines of credit	$	847,670	2.8%
Long-term debt obligations[1]		9,595,569	32.2%
Debt to consolidated enterprise value		**10,443,239**	**35.0%**
Common shares outstanding		288,360	
Period end share price		$62.38	
Common equity market capitalization		**17,987,897**	**60.3%**
Noncontrolling interests		385,662	1.3%
Preferred stock		1,022,917	3.4%
Consolidated enterprise value	$	**29,839,715**	**100.0%**
HCN share of unconsolidated joint venture debt		410,118	
Total enterprise value	$	**30,249,833**	
Secured Debt as % of Total Assets[4]			
Secured debt[1]	$	**3,115,962**	**13.5%**
Total assets	$	23,049,805	
Total Debt as % of Total Assets[4]			
Total debt[1]	$	**10,443,239**	**45.3%**
Total assets	$	23,049,805	
Unsecured Debt as % of Unencumbered Assets[5]			
Unsecured debt[1]	$	**7,243,306**	**41.1%**
Unencumbered assets	$	17,602,760	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(4) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(5) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(dollars in thousands)

Revenue and Lease Maturity

	Rental Income[1]							
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2013	769	-	-	2,365	3,134	440	3,574	0.3%
2014	21,135	4,812	-	13,838	39,785	363	40,148	3.2%
2015	1,435	-	-	15,492	16,927	618	17,545	1.4%
2016	-	-	-	17,438	17,438	5,943	23,381	1.9%
2017	13,399	3,162	-	27,163	43,724	4,518	48,242	3.9%
2018	37,388	-	-	18,901	56,289	911	57,200	4.6%
2019	-	-	-	16,505	16,505	190	16,695	1.3%
2020	13,356	1,626	-	18,006	32,988	1,822	34,810	2.8%
2021	12,406	23,966	-	21,648	58,020	1,000	59,020	4.7%
2022	559	39,711	-	39,706	79,976	439	80,415	6.4%
Thereafter	398,447	277,617	89,484	93,100	858,648	12,520	871,168	69.6%
	$ 498,904	$ 350,894	$ 89,484	$ 284,152	$ 1,223,434	$ 28,764	$ 1,252,198	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12 years
Skilled nursing/post-acute	14 years
Hospitals	14 years
Medical office buildings	8 years
Total	12 years

(dollars in thousands)

Debt Maturities and Principal Payments

Year	Lines of Credit[1]	Senior Notes[2,3,4,5]	Secured Debt[2]	Consolidated Debt[6]	% of Total	Joint Ventures[7]	Combined Debt	% of Total
2013	$ 10,000	$ 300,000	$ 75,866	$ 385,866	3.7%	$ 10,152	$ 396,018	3.7%
2014	-	-	328,307	328,307	3.2%	89,194	417,501	3.9%
2015	-	250,000	403,288	653,288	6.3%	81,346	734,634	6.8%
2016	-	943,072	384,127	1,327,199	12.8%	70,783	1,397,982	13.0%
2017	-	450,000	341,845	791,845	7.7%	51,027	842,872	7.8%
2018	837,670	950,000	428,789	2,216,459	21.5%	28,667	2,245,126	20.9%
2019	-	600,000	346,115	946,115	9.2%	33,567	979,682	9.1%
Thereafter	-	2,925,118	759,606	3,684,724	35.6%	43,382	3,728,106	34.8%
Totals	**$ 847,670**	**$ 6,418,190**	**$ 3,065,923**	**$ 10,331,783**	**100.0%**	**$ 410,118**	**$ 10,741,901**	**100.0%**
Weighted Avg Interest Rate[8]	**1.4%**	**4.4%**	**5.1%**	**4.4%**		**4.7%**	**4.4%**	
Weighted Avg Maturity Years[3]	**4.4**	**7.9**	**6.3**	**7.2**		**3.7**	**7.0**	

Fixed and Floating Rate Debt

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 5,675,118	54.9%	$ 5,675,118	52.8%
Secured debt[9]	2,821,373	27.3%	3,155,085	29.4%
Total fixed	**$ 8,496,491**	**82.2%**	**$ 8,830,203**	**82.3%**
Floating Rate Debt				
Lines of credit	$ 847,670	8.2%	$ 847,670	7.9%
Senior notes	743,072	7.2%	743,072	6.9%
Secured debt[9]	244,550	2.4%	320,956	2.9%
Total floating	**$ 1,835,292**	**17.8%**	**$ 1,911,698**	**17.7%**
Total debt	**$ 10,331,783**	**100.0%**	**$ 10,741,901**	**100.0%**

Notes:

(1) Effective January 8, 2013, the current primary unsecured line of credit has capacity of $2.25 billion with remaining availability of $1.4 billion as of September 30, 2013, and matures on March 31, 2017 (with an option to extend for an additional year at our discretion).

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $275 million of convertible senior notes are puttable/callable on December 1, 2014. Weighted average maturities would be 7.8 years and 6.6 years for senior notes and consolidated debt, respectively, using the earlier date.

(4) 2016 amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $243.1 million USD at exchange rates on September 30, 2013). The loan matures on July 27, 2015 and includes an option to extend for an additional year at our discretion.

(5) 2018 amounts include a $500.0 million term loan. The loan matures on March 31, 2016 and includes an option to extend for an additional two years at our discretion. The interest on the loan is 1-month LIBOR +135bps.

(6) Excludes capital lease obligations of $84.1 million, of which $8.5 million mature in April 2015, $1.6 million mature in October 2018, $1.4 million mature in August 2019 and $71.7 million mature in April 2023.

(7) Represents HCN's share of secured debt at unconsolidated joint ventures.

(8) The interest rate on the primary line of credit is 1-month LIBOR + 117.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(9) $11.7 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at September 30, 2013. If one treated this as floating rate debt, consolidated debt would be 82.1% fixed and 17.9% floating.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Glossary

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10X or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period July 1, 2012 to September 30, 2013. Entrance fee communities and any properties acquired, developed, transitioned or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary line of credit arrangement, senior unsecured notes and Canadian denominated term loan contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gain/loss on sales of properties, gain/loss on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary line of credit arrangement, senior unsecured notes, and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:	Three Months Ended September 30, 2013		2012	
Net operating income[1]	$	463,773	$	354,497
Reconciling items:				
Interest expense[2]		(116,542)		(98,243)
Depreciation and amortization[2]		(242,881)		(132,858)
General & administrative expenses		(28,718)		(23,879)
Transaction costs		(23,591)		(8,284)
Gain (loss) on derivatives, net		(4,872)		(409)
Gain (loss) on extinguishment of debt, net		4,088		(215)
Provision for loan losses		-		(27,008)
Income tax benefit (expense)		(3,077)		(838)
Non-operating expenses from unconsolidated entities		(19,182)		(17,354)
Gain (loss) on sales of properties, net		4,707		12,827
Impairment of assets		-		(6,952)
Preferred dividends		(16,802)		(16,802)
Loss (income) attributable to noncontrolling interests		3,688		385
		(443,082)		(317,228)
Net income (loss) attributable to common stockholders	$	20,691	$	37,269

REVPOR Reconciliation:	Three Months Ended September 30, 2013	
Consolidated revenues	$	466,294
Revenues attributable to transitioned properties[3]		(28,302)
Unconsolidated revenues attributable to HCN[4]		24,655
Total HCN revenues		462,647
Unconsolidated revenues attributable to majority partner[5]		5,521
Total revenues		468,168
Less non U.S. revenues[6]		(134,461)
Total U.S. revenues	$	333,707
Average occupied units/month		17,730
REVPOR	$	6,223

Notes:

(1) See page 17.

(2) Includes amounts related to discontinued operations.

(3) Represents revenues associated with properties transitioned to triple-net during the quarter.

(4) Represents HCN's interest in joint venture properties in which HCN is the minority partner.

(5) Represents partner's interest in joint venture properties in which HCN is the minority partner.

(6) Includes 100% of joint venture properties.

(dollars thousands)

Annualized NOI Reconciliation

Portfolio NOI	Current Quarter Total Revenues	Operating Expenses	Net Operating Income	Adjustments[1]	Adjusted NOI	Annualized NOI	% of Total
Seniors housing triple-net	$ 115,928	$ -	$ 115,928	$ 12,307	$ 128,235	$ 512,940	27.4%
Skilled nursing/post-acute	89,294	-	89,294	-	89,294	357,176	19.1%
Seniors housing operating	490,949	325,977	164,972	(10,065)	154,907	619,628	33.1%
Hospital	22,951	309	22,642	1,346	23,988	95,952	5.1%
Medical office	94,466	31,226	63,240	648	63,888	255,552	13.7%
Life science	11,242	3,577	7,665	-	7,665	30,660	1.6%
Corporate	32	-	32	(32)	-		0.0%
Total	**$ 824,862**	**$ 361,089**	**$ 463,773**	**$ 4,204**	**$ 467,977**	**$ 1,871,908**	**100.0%**

	Annualized NOI	Less annualized: Non-Cash NOI	NOI attributable to noncontrolling interests	Annualized Cash NOI at HCN ownership %
Seniors housing triple-net	$ 512,940	$ 15,868	$ -	$ 497,072
Skilled nursing/post-acute	357,176	27,684	-	329,492
Seniors housing operating	619,628	(1,626)	41,325	579,929
Hospital	95,952	816	132	95,004
Medical office	255,552	10,748	4,804	240,000
Life science	30,660	2,481	-	28,179
Total	**$ 1,871,908**	**$ 55,971**	**$ 46,261**	**$ 1,769,676**

Notes:

(1) Represents timing adjustments for current quarter acquisitions, dispositions, construction conversions and segment transitions.

(dollars in thousands)

Same Store Cash NOI Reconciliation

	3Q12	4Q12	1Q13	2Q13	3Q13
Seniors housing triple-net					
NOI	$ 105,240	$ 103,734	$ 103,309	$ 105,111	$ 115,928
Non-cash NOI on same store properties	(29,694)	(29,803)	(28,662)	(30,372)	(39,744)
NOI attributable to non same store properties	(3,404)	(2,965)	(2,105)	(2,014)	(2,050)
SSCNOI	72,142	70,966	72,542	72,725	74,134
Skilled nursing/post-acute					
NOI	93,949	93,278	88,924	90,528	89,294
Non-cash NOI on same store properties	(12,618)	(11,457)	(6,177)	(6,416)	(5,035)
NOI attributable to non same store properties	(6,177)	(6,641)	(7,547)	(6,680)	(6,828)
SSCNOI	75,154	75,180	75,200	77,432	77,431
Seniors housing operating					
NOI	64,271	79,285	119,796	139,759	164,972
Non-cash NOI on same store properties[1]	(137)	(185)	1,260	1,259	819
NOI attributable to non same store properties	(15,389)	(28,322)	(71,580)	(88,545)	(112,466)
SSCNOI	48,745	50,778	49,476	52,473	53,325
Hospitals					
NOI	22,476	23,482	21,168	23,297	22,642
Non-cash NOI on same store properties	(264)	(630)	(297)	(240)	(199)
NOI attributable to non same store properties	(3,127)	(4,007)	(1,623)	(3,519)	(2,926)
SSCNOI	19,085	18,845	19,248	19,538	19,517
Medical Office					
NOI	60,722	62,359	66,661	64,276	63,240
Non-cash NOI on same store properties	(1,517)	(1,604)	(1,395)	(1,505)	(1,585)
NOI attributable to non same store properties	(10,040)	(10,841)	(15,101)	(12,661)	(11,890)
SSCNOI	49,165	49,914	50,165	50,110	49,765
Life Science					
NOI	7,562	7,597	7,376	7,113	7,665
Non-cash NOI on same store properties	(695)	(604)	(458)	(446)	(606)
SSCNOI	6,867	6,993	6,918	6,667	7,059
Corporate					
NOI	277	158	81	164	32
NOI attributable to non same store properties	(277)	(158)	(81)	(164)	(32)
SSCNOI	-	-	-	-	-
Total					
NOI	354,497	369,893	407,315	430,248	463,773
Non-cash NOI on same store properties	(44,925)	(44,283)	(35,729)	(37,720)	(46,350)
NOI attributable to non same store properties	(38,414)	(52,934)	(98,037)	(113,583)	(136,192)
SSCNOI	$ 271,158	$ 272,676	$ 273,549	$ 278,945	$ 281,231

Notes:

(1) Includes adjustments to reflect Canadian properties translated at a USD/CAD rate of 1.01.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated November 5, 2013 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

Health Care REIT, Inc. is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's $22 billion portfolio spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life science facilities.

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Health Care REIT is listed on the New York Stock Exchange and is a member of the S&P 500 Index and the Fortune 1000. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 170 consecutive dividends. As of September 30, 2013, the company's broadly diversified portfolio consisted of 1,197 properties in 46 states, the United Kingdom and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com